Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Coinstar, Inc. on Form S-8 of our report dated February 14, 2003, appearing in the Annual Report on Form 10-K of Coinstar, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Seattle, Washington
August 3, 2005